UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 5, 2005

AMX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	0-26924	75-1815822
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3000 Research Drive

Richardson, Texas 75082

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code: (469) 624-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

An Employment Agreement (the “Agreement”) was entered into and executed as of the 5th day of January, 2005, to be effective as of the 10th day of December, 2004, by and between Robert J. Carroll and AMX Corporation (the “Company”) to extend the term and modify certain provisions of the previously existing employment agreement dated February 8, 2002, which was scheduled to expire by its terms on March 31, 2005. Mr. Carroll was also granted, on December 13, 2004, options to purchase 120,000 shares of the Company’s common stock pursuant to a Stock Option Agreement, and 60,000 restricted shares of the Company’s common stock pursuant to a Restricted Stock Award. The Agreement, Stock Option Agreement, and Restricted Stock Award are each attached hereto as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Employment Agreement dated as of January 5, 2005, to be effective as of December 10, 2004

99.2	Stock Option Agreement dated as of December 13, 2004

99.3	Restricted Stock Award dated as of December 13, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMX CORPORATION

By:	/s/ C. Chris Apple
C. Chris Apple
Vice President and Chief Financial Officer

Date: January 10, 2005

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EXHIBIT LIST

99.1	Employment Agreement dated as of January 5, 2005, to be effective as of December 10, 2004

99.2	Stock Option Agreement dated as of December 13, 2004

99.3	Restricted Stock Award dated as of December 13, 2004

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